SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 17, 2003


                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-22056                                           86-0746929
(Commission File Number)                       (IRS Employer Identification No.)


                          8401 East Indian School Road
                               Scottsdale, Arizona
                                      85251
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (480) 994-3886
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     On July 17, 2003, Rural/Metro Corporation, a Delaware corporation (the "Company") received a written determination from the Nasdaq Listing Qualifications Panel to continue the listing of the Company's common stock, $.01 par value per share (the "Common Stock"), on The Nasdaq SmallCap Market
("Nasdaq"). The continued listing of the Common Stock is subject to the condition that the Company file its Form 10-Q for the third quarter ended March 31, 2003, and its Form 10-K for the fiscal year ended June 30, 2003, no later than September 30, 2003. In addition, the Company must timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before March 31, 2004. If the Company fails to timely file a periodic report during this time, the Company will not be entitled to a new hearing on the matter and the Common Stock may be delisted from Nasdaq.

The Company's Common Stock will continue to be traded on Nasdaq throughout the exception period, with the conditional listing identified by the character "C" appended to its trading symbol. Effective with the opening of trading on Monday, July 21, 2003, the trading symbol of the Company's Common Stock will be changed from RURLE to RUREC.

ITEM 7. EXHIBITS

     99.1      Press Release of Rural/Metro Corporation dated July 18, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RURAL/METRO CORPORATION


Date: July 18, 2003                     By: /s/ John S. Banas III
                                            ------------------------------------
                                            John S. Banas III
                                            Senior Vice President

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX

 Exhibit No.                            Exhibit
 -----------                            -------

     99.1           Press Release of Rural/Metro Corporation dated July 18, 2003